DARREN K. DESTEFANO

(703) 456-8034

ddestefano@cooley.com

December 21, 2012

Gladstone Land Corporation

1521 Westbranch Drive, Suite 200

McLean, Virginia 22102

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the filing by Gladstone Land Corporation, a Maryland corporation (the “Company”), of a Registration Statement on Form S-11 (Registration No. 333-183965) (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including a related prospectus filed with the Registration Statement (the “Prospectus”), covering an underwritten public offering of up to 3,833,334 shares of common stock, par value $0.001 per share, of the Company pursuant to the Registration Statement (the “Shares”).

In connection with this opinion, we have examined and relied upon the Registration Statement and related Prospectus, the Company’s Articles of Incorporation and Amended and Restated Bylaws, each as currently in effect, and the originals or copies certified to our satisfaction of such other records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. As to certain factual matters, we have relied upon a certificate of officers of the Company and have not sought to independently verify such matters. Our opinion is expressed only with respect to the Maryland General Corporation Law.

On the basis of the foregoing and in reliance thereon, we are of the opinion that the Shares, when sold and issued in the manner contemplated by the Registration Statement and the related Prospectus, will be validly issued, fully paid and nonassessable.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656 T: (703) 456-8000 F: (703) 456-8100 WWW.COOLEY.COM

Gladstone Land Corporation

December 21, 2012

Page Two

Sincerely,

COOLEY LLP

By: /s/ Darren K. DeStefano

        Darren K. DeStefano

cc: Gladstone Land Corporation

ONE FREEDOM SQUARE, RESTON TOWN CENTER, 11951 FREEDOM DRIVE, RESTON, VA 20190-5656 T: (703) 456-8000 F: (703) 456-8100 WWW.COOLEY.COM